UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 12 of Form 8-K:

99.1	Supplemental Information.

Item 12.	Results of Operations and Financial Condition.

Pursuant to Securities and Exchange Commission Release No. 33-8216 dated March 27, 2003, the following information is being furnished under Item 12 of Form 8-K. The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 12, 2004, Safeway Inc. (“Safeway” or the “Company”) issued a press release and held a webcast Fourth Quarter Earnings Conference Call. The press release was attached as Exhibit 99.1 to the Company’s Form 8-K furnished to the Commission on February 12, 2004. The following information and the Supplemental Information attached hereto as Exhibit 99.1 should be read in conjunction with the press release.

The Company’s same store sales and comparable store sales for the year 2003, excluding Dominick’s and the estimated effects of the Southern California labor dispute, were .1% and .6%, respectively. Same store sales for the year 2003, including Dominick’s but excluding the estimated effects of the Southern California labor dispute, were (.5)% and comparable store sales were (.1)%. The press release contains additional information on the Southern California labor dispute.

For the year, gross profit decreased 147 basis points to 29.63% of sales in 2003 from 31.10% in 2002. The fourth quarter accounting policy change to begin accruing an estimate of physical inventory losses for the period between the last physical inventory count and the balance sheet date, as described in the press release, reduced gross profit by 20 basis points. The strike reduced gross profit by an estimated 6 basis points. The remaining 121 basis point decline was due to increased fuel sales, price investments, transitional marketing issues, higher shrink and lower LIFO income.

For the year, operating and administrative expense increased 129 basis points to 25.96% of sales in 2003 compared to operating and administrative expense of 24.67% of sales in 2002. Of this increase, 33 basis points was attributable to higher property impairment charges primarily related to Dominick’s property impairment recognized throughout the year and the reclassification of Dominick’s from discontinued to continuing operations in the fourth quarter, and 28 basis points was attributable to the estimated impact of the strike. These increases were partially offset by a 12 basis point decline in severance and asset write-offs. The remaining 80 basis point increase was due to higher health care, pension and workers’ compensation costs, combined with soft sales.

Also included in the supplemental information attached hereto is a calculation of “free cash flow” for 2003 (which is calculated as net cash flow from operating activities less net cash flow used by investing activities), excluding the effects of the Southern California labor dispute. This calculation provides a reconciliation of free cash flow to the most directly comparable GAAP financial measure.

“Free cash flow” is a useful indicator of our ability to service debt and fund share repurchases that management believes will enhance stockholder value. A portion of the free cash flow that the Company generated in 2003 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures. Management believes that excluding the effects of the Southern California labor dispute from the calculation of free cash flow provides a useful measure of the Company’s liquidity that will facilitate comparisons of our performance with that of other companies that might not have the strike effects that Safeway has experienced.

Management also believes that investors, analysts and other interested parties view the free cash flow excluding these items as an indicator of our ongoing operating performance.

Free cash flow excluding the estimated effects of the Southern California labor dispute should not be considered as an alternative to net cash from operating activities calculated in accordance with GAAP as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

This Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, same store sales, comparable store sales, operating and administrative expenses, gross margin, cash flow, non-cash charges, debt reductions, share repurchases and are indicated by words or phrases such as “estimated”, “expected,” and similar words or phases. These statements are based on Safeway’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, various uncertainties concerning the reclassification of Dominick’s to continuing operations, labor costs, labor disputes that may arise from time to time, including the ongoing effect of the Southern California labor dispute, the resolution of lawsuits challenging certain provisions of the agreement with Kroger and Albertson’s that arise out of the multi-employer bargaining process in Southern California and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions (such as Chicago and Arizona) or are scheduled to expire in the near future (such as Eastern, Portland, Seattle, Northern California, Denver and Las Vegas), unanticipated events or changes in future operating results, financial condition or business over time, or unfavorable legislative, regulatory or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so. Please refer to Safeway’s other reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC. (Registrant)

Date:	February 13, 2004	By:	/s/ Robert A. Gordon

		Name:	Robert A. Gordon
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.

99.1	Supplemental Information.

6